Form 10KSB, Exhibit 13
period 1996-12-31
RGB COMPUTER & VIDEO INC
filed 1997-04-15
CIK 902056

EXHIBIT 13.




     STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made this ____ day of March, 1997 by SAF T
LOK INCORPORATED, a Florida corporation (the "Company"), in favor of JAMES O. PASCO JR. (the "Holder").

     AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed, among other things, to grant to Holder the Option (as herein defined).

      1. Grant. The Company hereby grants to Holder the right to purchase fifty thousand (50,000) newly-issued shares (the "Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), exercisable through March 31, 2002 (the "Op-tion").

     2. Exercise Price. The exercise price per Share for which all or any of the Shares may be purchased pursuant to the terms of the Option is two dollars and fifty cents ($2.50) (the "Exer cise Price").

      3. Exercise. The Option may be exercised by the Holder upon delivery of written notice of intent to exercise in the form attached hereto as Exhibit "A" to the Company at the following address: 18245 S.E. Federal Highway, Tequesta, Florida 33469, or such other address as the Company shall designate in a written notice to the Holder, together with this Agreement and a check payable to the Company for the aggregate Exercise Price of the Shares so purchased. Upon exercise of the Option as aforesaid, the Company shall, as promptly as practicable, and in any event within thirty (30) days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of whole Shares for which the Option is being exercised. If the
Option shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Agreement covering the number of Shares in respect of which the Option shall not have been exercised, which new Agreement shall in all other respects be identical to this Agreement. The Company cov-enants and agrees that it shall pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of the Option or the issuance of any Shares upon exer-cise of the Option.

      4. Covenants and Conditions. The above provisions are subject to the following:

          (a) Neither the Option nor the Shares have been regis-tered under the Securities Act of 1933, as amended (the "Securi ties Act") or any state securities laws (the "Blue Sky Laws"). The Option has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothe-cated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement under the Securities Act and applicable Blue Sky Laws, or (ii) an opin-ion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of the Option shall be restricted in the same manner and to the same extent as the Option and the certificates representing such Shares shall bear substantially the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFI CATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL
     (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH AP-PLICABLE STATE SECURITIES LAW SHALL HAVE BECOME EFFEC TIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

The Holder agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Option and any Shares is-sued upon exercise of the Option with applicable federal and state securities laws.

           (b) The Company covenants and agrees that all Shares which may be issued upon exercise of the Option shall, upon is-suance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect there-to or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of the Option such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Option.

     5. Transfer of Option. The Option may not be transferred, in whole or in part. In the event of the death or final deter-mination of legal incapacity of the Holder during such time as the Holder shall possess the Option granted hereunder, the per-sonal representative of the Holder may, for a period of ninety
(90) days following the date of death or final determination of legal incapacity, exercise the Option to the extent that the Hol-der was entitled to exercise the Option on such date. Any person so desiring to exercise the Option shall be required, as a condi tion to the exercise of the Option, to furnish to the Company such documentation as the Company shall deem necessary to evid-ence the authority of such person to exercise the Option on be-half of the Holder.

     6.   Adjustment Upon Changes In Capitalization.

          (a) If all or any portion of the Option shall be exer-cised subsequent to any stock split, stock dividend, recapital ization, combination of shares of the Company, or other similar event occurring after the date hereof, then the Holder exercising the Option shall receive, for the aggregate price paid upon the exercise, the aggregate number and class of shares which the Hol-der would have received if the Option had been exercised immedi-ately prior to such stock split, stock dividend, recapitaliza tion, combination of shares, or other similar event. If any ad-justment under this paragraph 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to the Option shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this paragraph 6(a), the Com-pany shall forthwith notify the Holder of such adjustment, set-ting forth in reasonable detail the event requiring the adjust ment and the method by which such adjustment was calculated.

          (b) If all or any portion of the Option shall be exer-cised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company or other similar event occurring after the date hereof, as a re-sult of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which the Holder would have received if the Option had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this paragraph 6(b) would create a fractional share of Common Stock or a right to ac-quire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Op-tion shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this paragraph 6(b), the Company shall forthwith notify the Holder of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such ad-justment was calculated.

      7. Notices. The Company shall provide the Holder with a copy of any notice that the Company is required to provide those persons holding shares of the Common Stock on the same date such persons receive such notice.

      8. Loss, Destruction, Etc. of Agreement. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutila tion or destruction of this Agreement, and in the case of any such loss, theft or destruction, upon delivery of a bond of in-demnity in such form and amount as shall be reasonably satisfac-tory to the Company, or in the event of such mutilation, upon surrender and cancellation of the Agreement, the Company shall make and deliver a new Agreement of like tenor in lieu of such lost, stolen, destroyed or mutilated Agreement. Any Agreement executed and delivered under the provisions of this paragraph 8 in lieu of any Agreement alleged to be lost, destroyed or stolen, or in lieu of any mutilated Agreement, shall constitute an orig-inal contractual obligation on the part of the Company.

     IN WITNESS WHEREOF, the Company and the Holder have executed this Stock Option Agreement as of the date first above written.


                                 SAF T LOK INCORPORATED


                                 By:
                                     Franklin W. Brooks, Chairman


                                 ______________________________
                                 JAMES O. PASCO JR.
     Exhibit "A" to
     Stock Option Agreement dated March ___, 1997


     NOTICE OF EXERCISE OF OPTION TO PURCHASE
     SHARES OF COMMON STOCK
     OF SAF T LOK INCORPORATED

The undersigned does by this notice request that Saf T Lok Incor-porated, a Florida corporation (the "Company"), issue to the un-dersigned that number of shares of Common Stock specified below (the "Shares") at the price per Share specified below pursuant to the exercise of the undersigned's option under the Stock Option Agreement (the "Agreement") dated March ___, 1997 between the undersigned and the Company.

Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is ob-tained by multiplying the number of Shares for which the Option is being exercised by the price specified), by good check.

The undersigned hereby represents and warrants that the under signed is acquiring the Shares for the undersigned's own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling same at any particular time or at any particular price or upon the occurrence of any particular event or circumstance.

The undersigned acknowledges and understands that in connection with the acquisition of the Shares by the undersigned:

1. The Company has informed the undersigned that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities or Blue Sky law or laws, and thus the Shares may not be transferred or otherwise disposed of until the Shares are subsequently registered under the Act and the applicable state securities or Blue Sky law or laws or an exemption from such registration requirements is available.

2. The undersigned has been informed that a legend referring to the restrictions indicated herein on transferability and sale will be placed upon the certificate(s) evidencing the Shares.

3. If the undersigned is required to file a Form 144 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the undersigned shall mail a copy of such Form to the Company at the same time and each time the undersigned mails a copy to the Securities and Exchange Commission.


A.   Date of Stock Option Agreement: March ___, 1997

B.   Number of Shares covered by Agreement: 50,000

C. Number of Shares of Common Stock actually to be purchased at this time (cannot be greater than 50,000):________

D.   Exercise price per Share: $2.50

E. Aggregate price to be paid for Shares actually purchased (D multiplied by C): $________


Dated:________________________

                                   Very truly yours,


                                   ______________________________
                                   JAMES O. PASCO JR.

                                   Residence:

                                   1226 N. Wayne St. #709
                                   Arlington, VA  22201

ACCEPTED:

SAF T LOK INCORPORATED


By:___________________________
   Title:_____________________

Dated:________________________